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                                                                    EXHIBIT 23.5

                    CONSENT OF TABBERT HAHN & ZANETIS, P.C.
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We hereby consent to being named as Indiana gaming counsel for Trump Hotels &
Casino Resorts, Inc. ("THCR") in THCR's Registration Statement on Form S-4 (No. 333-153) filed pursuant to the Securities Act of 1933, as amended, and in any amendments thereto (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                    TABBERT HAHN & ZANETIS, P.C.

                                    /s/ Don A. Tabbert

                                    Don A. Tabbert


Indianapolis, Indiana

February 26, 1996